News Release FOR IMMEDIATE RELEASE DUKE REALTY REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS Development Pipeline in Excess of $1 Billion and 67 Percent Pre-Leased 27.3 Percent Growth in Net Effective Rents on Quarterly Leasing Activity Strong Rent Collections and Record Occupancy Level 2021 Guidance Issued (INDIANAPOLIS, January 27, 2021) – Duke Realty Corporation (NYSE: DRE), the largest domestic-only logistics REIT, today reported results for the fourth quarter and full year 2020. "We closed 2020 with excellent fourth quarter operating results, completing a year in which we experienced a global pandemic and a recession, yet we were still able to outperform our initial, pre-pandemic, 2020 guidance in all key operating and financial metrics," said Jim Connor, chairman and chief executive officer. "We had an excellent quarter from a leasing standpoint, with total leasing volume of 9.7 million square feet, which is our second highest quarter ever and finished 2020 with our total portfolio 96.0 percent leased, which is the highest level ever for our total portfolio. We executed 3.8 million square feet of renewal leases and either renewed or immediately re-leased 85 percent of our fourth quarter lease expirations. Rental rate growth on second generation leases signed during the quarter was very strong, at 27.3 percent on a net effective basis and 12.9 percent on a cash basis. We anticipate strong rental rate growth in the markets in which we operate to continue. Monthly rent collections have continued at the same strong pace that has been maintained throughout the COVID-19 pandemic. We collected 99.9 percent of fourth quarter rents and collected or executed deferral agreements for 99.9 percent of all 2020 rents. Additionally, we have collected all amounts due under rent deferral agreements through the end of 2020. We recorded a nominal amount of bad debt expense during the fourth quarter and $5.7 million for the full year, which was well below our initial expectations at the outset of the COVID-19 pandemic." Exhibit 99.1

"We concluded 2020 in a solid balance sheet position to finance our continued growth using a variety of capital sources," stated Mark Denien, executive vice president and chief financial officer. "Early this month we issued $450 million of 1.75 percent unsecured notes that mature on February 1, 2031, which is our second green bond issuance. We utilized the proceeds of this issuance to repay the $295 million in outstanding borrowings on our line of credit at December 31, 2020 as well as to fund eligible green projects and ongoing growth." Quarterly Highlights • A complete reconciliation, in dollars and per share amounts, of net income to funds from operations ("FFO"), as defined by NAREIT, as well as to Core FFO, is included in the financial tables included in this release. • Net income was $0.45 per diluted share for the fourth quarter of 2020, compared to $0.23 per diluted share for the fourth quarter of 2019. Net income per diluted share for the quarter increased compared to the fourth quarter of 2019 due to higher gains on property sales. Net income for the full year 2020 was $0.80 per diluted share compared to $1.18 per diluted share for the full year 2019. Net income per diluted share for the full year 2020 decreased compared to 2019 as the result of higher gains on property sales during 2019 and higher losses on debt extinguishment recognized during 2020. • FFO, as defined by NAREIT, was $0.40 per diluted share for the fourth quarter of 2020, compared to $0.34 per diluted share for the fourth quarter of 2019. FFO, as defined by NAREIT, was $1.40 per diluted share for the full year 2020 compared to $1.40 per diluted share for the full year 2019. • Core FFO was $0.41 per diluted share for the fourth quarter of 2020, compared to $0.38 per diluted share for the fourth quarter of 2019. Core FFO was $1.52 per diluted share for the full year 2020 compared to $1.44 per diluted share for the full year 2019. The increased Core FFO per diluted share, for both the fourth quarter and full year 2020, was primarily driven by improved occupancy, rental rate growth and new developments being placed into service and leased up. • Key indicators of the company's operating performance were as follows: – The company's stabilized in-service portfolio was 98.1 percent leased at December 31, 2020 compared to 97.5 percent leased at September 30, 2020 and 97.8 percent leased at December 31, 2019. Duke Realty Reports Fourth Quarter and Full Year 2020 Results January 27, 2021 Page 2 of 8

– The company's total in-service portfolio was 97.5 percent leased at December 31, 2020 compared to 97.1 percent leased at September 30, 2020 and 96.6 percent leased at December 31, 2019. – The company's total portfolio, including properties under development, was 96.0 percent leased at December 31, 2020 compared to 95.6 percent leased at September 30, 2020 and 94.3 percent leased at December 31, 2019. – Tenant retention was 79.9 percent and 69.5 percent, respectively, for the three and twelve month periods ended December 31, 2020 and 84.8 percent and 82.9 percent, respectively, after considering immediate backfills. – Same-property net operating income growth was 3.3 percent and 5.0 percent, respectively, for the three and twelve month periods ended December 31, 2020 compared to the same periods in 2019. Same-property net operating income growth over the comparable periods in 2019 was primarily due to increased occupancy and rental rate growth. – Total leasing activity was 9.7 million square feet for the quarter and 28.7 million square feet for the year. – Overall cash and annualized net effective rent growth on new and renewal leases was 12.9 percent and 27.3 percent, respectively, for the quarter and 13.8 percent and 28.8 percent, respectively, for the year. – The company collected 99.9 percent of fourth quarter rents and 99.6 percent of January 2021 rents thus far. • Capital transactions included: – Eight new development projects with expected costs of $420 million that were 69 percent pre-leased, resulting in $796 million of development starts for the full year; – Property acquisitions totaling $299 million for the quarter and $411 million for the year; – Property dispositions totaling $276 million for the quarter and $322 million for the year; – Issuance of 1.7 million shares during the quarter, generating $66 million of net proceeds, under the company's ATM program at an average price of $39.57 per share. Duke Realty Reports Fourth Quarter and Full Year 2020 Results January 27, 2021 Page 3 of 8

Real Estate Investment Activity “We had an excellent quarter of growth through acquisition and development, which included the acquisition of a high quality, 1.6 million square foot, three-building portfolio in Seattle immediately adjacent to one of our existing developments," said Mr. Connor. "We financed a portion of our acquisitions and developments during the fourth quarter through asset dispositions, highlighted by selling a one million square foot project leased to Amazon in Houston and two under-leased assets in Northeast Atlanta and the Western Lehigh Valley, which generated solid investment returns and where we have no remaining development land. Our $420 million of development starts during the quarter included three new speculative projects in Southern California. We finished the quarter with a 7.4 million square foot development pipeline totaling $1.1 billion in expected costs, which was 67 percent leased. Our development starts for the year exceeded the mid-point of our original, pre-COVID-19, 2020 guidance. Looking forward to 2021, we continue to be poised for significant growth when considering our highly pre-leased development pipeline, strong prospect list for new build-to-suit developments and the expected value creation from our land holdings, 78 percent of which is located in in-fill coastal markets." Development The fourth quarter included the following development activity: Consolidated Properties • The company started seven development projects, with expected costs of $363 million, totaling 2.0 million square feet. These development starts included a 100 percent leased, 146,000 square foot project in Southern California; a 100 percent leased, 141,000 square foot project in Northern California; a 517,000 square foot 100 percent leased project in Columbus; a 432,000 square foot 100 percent leased project in Dallas and three speculative projects in Southern California totaling 795,000 square feet. • Two projects, totaling 1.7 million square feet, were placed in service. Both projects were 100 percent leased and included a 921,000 square foot project in Northern New Jersey and a 806,000 square foot project in Houston. Unconsolidated Joint Venture Properties • A 100 percent leased, 517,000 square foot, project in Indianapolis was started by a 50 percent owned unconsolidated joint venture. • A 358,000 square foot build-to-suit project in Columbus was placed in service by a 50 percent owned unconsolidated joint venture. Duke Realty Reports Fourth Quarter and Full Year 2020 Results January 27, 2021 Page 4 of 8

Acquisitions Building acquisitions totaled $299 million in the fourth quarter and included the following properties: • A three-building, 69 percent leased, portfolio in Seattle totaling 1.6 million square feet; and • Two projects in Southern California, totaling 297,000 square feet, which were both 100 percent leased. Building Dispositions Building dispositions totaled $276 million in the fourth quarter and included the following: Consolidated Properties • A one million square foot, 100 percent leased, project in Houston; • Two 100 percent leased projects in Indianapolis, totaling 1.1 million square feet; • An 832,000 square foot, 53 percent leased, project in Eastern Pennsylvania; and • A 590,000 square foot speculatively developed project in Atlanta. Distributions Declared The company's board of directors declared a quarterly cash distribution on its common stock of $0.255 per share, or $1.02 per share on an annualized basis. The fourth quarter dividend will be payable on February 26, 2021 to shareholders of record on February 16, 2021. 2021 Earnings Guidance A reconciliation of the company's guidance for diluted net income per common share to FFO, as defined by NAREIT, and to Core FFO is included in the financial tables to this release. The company issued guidance for net income of $1.24 to $1.58 per diluted share. The company issued guidance for FFO, as defined by NAREIT, of $1.58 to $1.68 per diluted share. "We are introducing 2021 guidance for Core FFO of $1.62 to $1.68 per diluted share, with the midpoint of $1.65 representing an 8.6 percent increase over 2020 results," said Mr. Connor. "Our guidance for growth in AFFO ("Adjusted Funds from Operations"), on a share adjusted basis, is between 5.8 percent and 10.1 percent. Our 2021 guidance includes the impact of some tenants, concentrated in event planning and other industries that have been most acutely impacted by the COVID-19 pandemic, terminating in early 2021. Any impact from these tenants on straight line rental income has already been reserved in 2020, and we are in active discussions to backfill most of these spaces, but the termination of these tenants will have a slight near-term drag on occupancy. Our range of guidance for average percent leased of our stabilized portfolio, Duke Realty Reports Fourth Quarter and Full Year 2020 Results January 27, 2021 Page 5 of 8

including the impact of these tenants, is expected to decrease from current near-record levels to between 96.6 percent and 98.6 percent. Our guidance for same-property NOI growth, on a cash basis, is between 3.6 percent and 4.4 percent. Same-property NOI for 2021 is largely driven by an expected continuation of rental rate growth, partially offset by a slight decrease in occupancy. Our guidance for dispositions of properties is between $500 million and $700 million. Dispositions are expected to largely be assets identified to manage our concentration in individual tenants as well as some Midwestern assets. Our guidance for 2021 development starts is between $700 million and $900 million with a continuing target to maintain the pipeline at a healthy level of preleasing. Our pipeline of build-to-suit prospects continues to remain robust and the $800 million midpoint of our 2021 guidance is consistent with our actual development starts for 2020." Ranges for the other key assumptions underlying this guidance are as follows: • Acquisitions of properties in a range of $200 million to $400 million, concentrated on in-fill coastal markets • General and administrative expenses ranging from $55 million to $59 million More specific assumptions and components of the company's 2021 guidance will be available by 6 p.m. Eastern Time today through the Investor Relations section of the company's website. FFO and AFFO Reporting Definitions FFO: FFO is a non-GAAP performance measure computed in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). It is calculated as net income attributable to common shareholders computed in accordance with generally accepted accounting principles (“GAAP"), excluding depreciation and amortization related to real estate, gains and losses on sales of real estate assets (including real estate assets incidental to our business), gains and losses from change in control, impairment charges related to real estate assets (including real estate assets incidental to our business) and similar adjustments for unconsolidated joint ventures and partially owned consolidated entities, all net of related taxes. We believe FFO to be most directly comparable to net income attributable to common shareholders as defined by GAAP. FFO does not represent a measure of liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. Core FFO: Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that can create significant earnings volatility and do not directly relate to our core business operations. The adjustments include gains or losses on debt transactions, gains or losses from involuntary conversion from weather events or natural Duke Realty Reports Fourth Quarter and Full Year 2020 Results January 27, 2021 Page 6 of 8

disasters, promote income, severance and other charges related to major overhead restructuring activities and the expense impact of costs attributable to successful leasing activities. Although our calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance. AFFO: AFFO is defined by the company as the Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) related to leases commencing during the reporting period, and adjusted for certain non-cash items including straight line rental income and expense, non-cash components of interest expense including interest rate hedge amortization, stock compensation expense and after similar adjustments for unconsolidated partnerships and joint ventures. Same-Property Performance The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company utilizes same-property net operating income growth as a supplemental measure to evaluate property-level performance, and jointly-controlled properties are included at the company's ownership percentage. A reconciliation of income from continuing operations before income taxes to same- property net operating income is included in the financial tables to this release. A description of the properties that are excluded from the company’s same-property net operating income measure is included on page 18 of its December 31, 2020 supplemental information. About Duke Realty Corporation Duke Realty Corporation owns and operates approximately 159 million rentable square feet of industrial assets in 20 major logistics markets. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is a member of the S&P 500 Index. More information about Duke Realty Corporation is available at www.dukerealty.com. Fourth Quarter Earnings Call and Supplemental Information Duke Realty Corporation is hosting a conference call tomorrow, January 28, 2021, at 3:00 p.m. ET to discuss its fourth quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company's website. A copy of the company's supplemental information will be available by 6:00 p.m. ET today through the Investor Relations section of the company's website. Duke Realty Reports Fourth Quarter and Full Year 2020 Results January 27, 2021 Page 7 of 8

Cautionary Notice Regarding Forward-Looking Statements This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief, or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," or similar expressions although not all forward looking statements may contain such words. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments; (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company’s common stock; (xii) the reduction in the company’s income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks and trade wars; (xv) the effects of natural disasters, including the current pandemic caused by COVID-19, as well as floods, droughts, wind, tornadoes and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (xv). The company refers you to the section entitled “Risk Factors” contained in the company's Annual Report on Form 10-K for the year ended December 31, 2019 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. Copies of each filing may be obtained from the company or the Securities and Exchange Commission. The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law. Contact Information: Investors: Ron Hubbard 317.808.6060 Media: Gene Miller 317.808.6195 Duke Realty Reports Fourth Quarter and Full Year 2020 Results January 27, 2021 Page 8 of 8

Duke Realty Corporation and Subsidiaries
Consolidated Statement of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2020	2019	**2020**	2019
Revenues:				
Rental and related revenue	**$ 248,674**	$ 217,387	**$ 929,194**	$ 855,833
General contractor and service fee revenue	**17,616**	13,088	**64,004**	117,926
	266,290	230,475	**993,198**	973,759
Expenses:				
Rental expenses	**20,008**	18,161	**76,639**	75,584
Real estate taxes	**38,778**	32,964	**149,295**	129,520
General contractor and other services expenses	**16,398**	12,151	**57,976**	111,566
Depreciation and amortization	**92,354**	84,303	**353,013**	327,223
	167,538	147,579	**636,923**	643,893
Other operating activities:				
Equity in earnings of unconsolidated joint ventures	**2,986**	18,812	**11,944**	31,406
Gain on sale of properties	**107,795**	30,578	**127,700**	234,653
Gain on land sales	**1,907**	876	**10,458**	7,445
Other operating expenses	**(3,779)**	(803)	**(8,209)**	(5,318)
Impairment charges	**—**	—	**(5,626)**	—
Non-incremental costs related to successful leases	**(1,675)**	(5,676)	**(12,292)**	(12,402)
General and administrative expenses	**(15,596)**	(11,766)	**(62,404)**	(60,889)
	91,638	32,021	**61,571**	194,895
Operating income	**190,390**	114,917	**417,846**	524,761
Other income (expenses):				
Interest and other income, net	**78**	2,564	**1,721**	9,941
Interest expense	**(24,048)**	(21,510)	**(93,442)**	(89,756)
Loss on debt extinguishment	**(2)**	(6,307)	**(32,900)**	(6,320)
Gain on involuntary conversion	**—**	—	**4,312**	2,259
Income from continuing operations, before income taxes	**166,418**	89,664	**297,537**	440,885
Income tax benefit (expense)	**3,946**	(2,221)	**5,112**	(8,686)
Income from continuing operations	**170,364**	87,443	**302,649**	432,199
Discontinued operations:				
Gain on sale of properties	**—**	79	**111**	445
Income from discontinued operations	**—**	79	**111**	445
Net income	**170,364**	87,522	**302,760**	432,644
Net income attributable to noncontrolling interests	**(1,548)**	(720)	**(2,845)**	(3,672)
Net income attributable to common shareholders	**$ 168,816**	$ 86,802	**$ 299,915**	$ 428,972
Basic net income per common share:				
Continuing operations attributable to common shareholders	**$ 0.45**	$ 0.24	**$ 0.81**	$ 1.18
Diluted net income per common share:				
Continuing operations attributable to common shareholders	**$ 0.45**	$ 0.23	**$ 0.80**	$ 1.18

Duke Realty Corporation and Subsidiaries Consolidated Balance Sheets (Unaudited and in thousands) December 31, 2020 December 31, 2019 ASSETS Real estate investments: Real estate assets $ 8,745,155 $ 7,993,377 Construction in progress 695,219 550,926 Investments in and advances to unconsolidated joint ventures 131,898 133,074 Undeveloped land 291,614 254,537 9,863,886 8,931,914 Accumulated depreciation (1,659,308) (1,480,461) Net real estate investments 8,204,578 7,451,453 Real estate investments and other assets held-for-sale 67,946 18,463 Cash and cash equivalents 6,309 110,891 Accounts receivable 15,204 20,349 Straight-line rent receivable 153,943 129,344 Receivables on construction contracts, including retentions 30,583 25,607 Deferred leasing and other costs, net 329,765 320,444 Restricted cash held in escrow for like-kind exchange 47,682 1,673 Notes receivable from property sales — 110,000 Other escrow deposits and other assets 255,384 232,338 $ 9,111,394 $ 8,420,562 LIABILITIES AND EQUITY Indebtedness: Secured debt, net of deferred financing costs $ 64,074 $ 34,023 Unsecured debt, net of deferred financing costs 3,025,977 2,880,742 Unsecured line of credit 295,000 — 3,385,051 2,914,765 Liabilities related to real estate investments held-for-sale 7,740 887 Construction payables and amounts due subcontractors, including retentions 62,332 68,840 Accrued real estate taxes 76,501 69,042 Accrued interest 18,363 14,181 Other liabilities 269,806 223,680 Tenant security deposits and prepaid rents 57,153 48,907 Total liabilities 3,876,946 3,340,302 Shareholders' equity: Common shares 3,733 3,680 Additional paid-in capital 5,723,326 5,525,463 Accumulated other comprehensive loss (31,568) (35,036) Distributions in excess of net income (532,519) (475,992) Total shareholders' equity 5,162,972 5,018,115 Noncontrolling interests 71,476 62,145 Total equity 5,234,448 5,080,260 $ 9,111,394 $ 8,420,562

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Three Months Ended December 31,
(Unaudited and in thousands, except per share amounts)

	2020			2019		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	$ 168,816			$ 86,802		
Less dividends on participating securities	(382)			(360)		
Net income per common share-basic	168,434	372,087	$ 0.45	86,442	367,603	$ 0.24
Add back:						
Noncontrolling interest in earnings of unitholders	1,499	3,327		707	3,122	
Other potentially dilutive securities	382	2,723		213	1,739	
Net income attributable to common shareholders-diluted	$ 170,315	378,137	$ 0.45	$ 87,362	372,464	$ 0.23
Reconciliation to FFO						
Net income attributable to common shareholders	$ 168,816	372,087		$ 86,802	367,603	
Adjustments:						
Depreciation and amortization	92,354			84,303		
Depreciation, amortization and other - unconsolidated joint ventures	2,506			2,455		
Gains on sales of properties	(107,795)			(30,657)		
Gains on land sales	(1,907)			(876)		
Income tax (benefit) expense not allocable to FFO	(3,946)			2,221		
Gains on sales of real estate assets - unconsolidated joint ventures	(35)			(16,380)		
Noncontrolling interest share of adjustments	166			(346)		
NAREIT FFO attributable to common shareholders - basic	150,159	372,087	$ 0.40	127,522	367,603	$ 0.35
Noncontrolling interest in income of unitholders	1,499	3,327		707	3,122	
Noncontrolling interest share of adjustments	(166)			346		
Other potentially dilutive securities		2,723			2,342	
NAREIT FFO attributable to common shareholders - diluted	$ 151,492	378,137	$ 0.40	$ 128,575	373,067	$ 0.34
Loss on debt extinguishment	2			6,307		
Non-incremental costs related to successful leases	1,675			5,676		
Overhead restructuring charges	2,461			—		
Core FFO attributable to common shareholders - diluted	$ 155,630	378,137	$ 0.41	$ 140,558	373,067	$ 0.38
AFFO						
Core FFO - diluted	$ 155,630	378,137	$ 0.41	$ 140,558	373,067	$ 0.38
Adjustments:						
Straight-line rental income and expense	(10,168)			(4,658)		
Amortization of above/below market rents and concessions	(3,159)			(3,020)		
Stock based compensation expense	2,714			2,543		
Noncash interest expense	2,342			1,327		
Second generation concessions	(349)			(665)		
Second generation tenant improvements	(8,115)			(6,877)		
Second generation leasing costs	(14,891)			(7,980)		
Building improvements	(2,620)			(5,938)		
AFFO - diluted	$ 121,384	378,137		$ 115,290	373,067

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Twelve Months Ended December 31,

(Unaudited and in thousands, except per share amounts)

	2020			2019		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	$ 299,915			$ 428,972		
Less dividends on participating securities	(1,447)			(1,487)		
Net income per common share-basic	298,468	370,057	$ 0.81	427,485	362,234	$ 1.18
Add back:						
Noncontrolling interest in earnings of unitholders	2,663	3,303		3,678	3,118	
Other potentially dilutive securities	—	796		1,487	1,987	
Net income attributable to common shareholders-diluted	$ 301,131	374,156	$ 0.80	432,650	367,339	$ 1.18
Reconciliation to FFO						
Net income attributable to common shareholders	$ 299,915	370,057		$ 428,972	362,234	
Adjustments:						
Depreciation and amortization	353,013			327,223		
Depreciation, amortization and other - unconsolidated joint ventures	9,265			10,083		
Gains on sales of properties	(127,811)			(235,098)		
Gains on land sales	(10,458)			(7,445)		
Income tax (benefit) expense not allocable to FFO	(5,112)			8,686		
Impairment Charges	5,626			—		
Gains on sales of real estate assets - unconsolidated joint ventures	(822)			(21,239)		
Noncontrolling interest share of adjustments	(1,979)			(702)		
NAREIT FFO attributable to common shareholders - basic	521,637	370,057	$ 1.41	510,480	362,234	$ 1.41
Noncontrolling interest in income of unitholders	2,663	3,303		3,678	3,118	
Noncontrolling interest share of adjustments	1,979			702		
Other potentially dilutive securities		2,236			1,987	
NAREIT FFO attributable to common shareholders - diluted	$ 526,279	375,596	$ 1.40	$ 514,860	367,339	$ 1.40
Gain on involuntary conversion - including share of unconsolidated joint venture	(4,312)			(3,559)		
Loss on debt extinguishment	32,900			6,320		
Non-incremental costs related to successful leases	12,292			12,402		
Overhead restructuring charges	4,524			—		
Core FFO attributable to common shareholders - diluted	$ 571,683	375,596	$ 1.52	$ 530,023	367,339	$ 1.44
AFFO						
Core FFO - diluted	$ 571,683	375,596	$ 1.52	$ 530,023	367,339	$ 1.44
Adjustments:						
Straight-line rental income and expense	(26,102)			(20,724)		
Amortization of above/below market rents and concessions	(9,093)			(7,566)		
Stock based compensation expense	23,049			19,801		
Noncash interest expense	9,238			5,904		
Second generation concessions	(743)			(999)		
Second generation tenant improvements	(18,188)			(15,183)		
Second generation leasing costs	(29,017)			(22,178)		
Building improvements	(3,926)			(12,685)		
AFFO - diluted	$ 516,901	375,596		$ 476,393	367,339

Duke Realty Corporation and Subsidiaries Reconciliation of Same Property Net Operating Income Growth (Unaudited and in thousands) Three Months Ended December 31, 2020 December 31, 2019 Income from continuing operations before income taxes $ 166,418 $ 89,664 Share of same property NOI from unconsolidated joint ventures 4,868 4,661 Income and expense items not allocated to segments 24,133 77,337 Earnings from service operations (1,218) (937) Properties not included and other adjustments (41,709) (23,111) Same property NOI - Cash Basis $ 152,492 $ 147,614 Percent Change 3.3 % Twelve Months Ended December 31, 2020 December 31, 2019 Income from continuing operations before income taxes $ 297,537 $ 440,885 Share of same property NOI from unconsolidated joint ventures 19,107 18,214 Income and expense items not allocated to segments 410,541 215,218 Earnings from service operations (6,028) (6,360) Properties not included and other adjustments (115,162) (90,941) Same property NOI - Cash Basis $ 605,995 $ 577,016 Percent Change 5.0 % Duke Realty Corporation and Subsidiaries Reconciliation of 2021 FFO Per Diluted Share Guidance (Unaudited ) Pessimistic Optimistic Net income attributable to common shareholders - diluted $ 1.24 $ 1.58 Depreciation 1.04 1.00 Gains on land and property sales, net of impairment charges (0.70) (0.88) Share of joint venture adjustments — (0.02) NAREIT FFO attributable to common shareholders - diluted $ 1.58 $ 1.68 Non-incremental costs related to successful leases 0.04 0.02 Other reconciling items — (0.02) Core FFO attributable to common shareholders - diluted $ 1.62 $ 1.68